Exhibit 99.1

Palomar Holdings, Inc. Completes Acquisition of The Gray Casualty & Surety Company and

Closes $450 Million Credit Facility

LA JOLLA, Calif., February 2, 2025 (GLOBE NEWSWIRE) — Palomar Holdings, Inc. (NASDAQ: PLMR) (“Palomar”, the “Company”) today announced the completion of the previously announced acquisition of The Gray Casualty & Surety Company (“Gray Surety”), effective January 31, 2026, and the successful closing of new unsecured financing, effective January 27, 2026.

The financing includes a $150 million revolving facility and a $300 million term loan. U.S. Bank National Association and KeyBank National Association served as the Joint Lead Arrangers and Joint Book Runners, with U.S. Bank National Association as Administrative Agent, KeyBank National Association as Syndication Agent, and Citizens Bank, N.A., The Huntington National Bank, PNC Bank, National Association, Wells Fargo Bank, National Association as co-documentation agents, and JPMorgan Chase Bank participated in the term loan.

“I am pleased to announce the successful closing of our acquisition of Gray Surety, a national surety carrier with a proven and exceptional management team,” commented Mac Armstrong, Palomar’s Chairman and Chief Executive Officer. “This transaction meaningfully strengthens Palomar surety franchise. It adds scale and geographic reach, complements our existing operations and puts us well on our way to building a market leader in the attractive surety sector. We are thrilled to officially welcome the Gray Surety team to Palomar and look forward to their contributions in advancing our Palomar 2x strategic framework.”

Further information on the announced acquisition and financing can be found on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed at www.SEC.gov.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc. (“PIA”), Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. ("PUEO"), First Indemnity of America Insurance Co. ("FIA"), Palomar Crop Insurance Services, Inc. ("PCIS"), and The Gray Casualty & Surety Company (“Gray Surety”). Palomar's consolidated results also include Laulima Exchange ("Laulima"), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, PESIC, FIA and Gray Surety have a financial strength rating of “A” (Excellent) from A.M. Best.

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Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the

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words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including the ability to recognize the anticipated synergies and scale of the proposed transaction, the ability to successfully integrate Gray Surety with the Company’s existing operations, and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

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